Exhibit 24(b)(8.24)

FOURTH AMENDMENT TO SELLING AND SERVICES AGREEMENT

     This Fourth Amendment dated as of April 6, 2009 by and between ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) (“ING Life”), ING Institutional Plan Services, LLP (“ING Institutional”), ING Financial Advisers, LLC (formerly Aetna Investment Services, Inc.)(“ING Financial”)(collectively “ING”), American Century Investment Services, Inc. (“Distributor”), and American Century Services, LLC (formerly known as American Century Services Corporation)(“Fund Agent”) is made to the Selling and Services Agreement dated as of July 1, 2000 (the “Agreement”) as amended on April 1, 2007, October 1, 2004, and November 7, 2003. Terms defined in the Agreement are used herein as therein defined.

     WHEREAS, ING Institutional is a limited liability company that provides various recordkeeping and other administrative services to certain Plans; and

WHEREAS, the parties wish to add ING Institutional to the Agreement; and

     WHEREAS, the parties wish to amend certain other provisions of the Agreement, as provided below.

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

     1. ING Institutional is hereby added to the Agreement as an additional recordkeeper, and all provisions relating to ING Life in the Agreement are hereby amended to refer to both ING Life and ING Institutional. The defined term “ING” in the Agreement is hereby amended to include ING Life, ING Institutional, and ING Financial.

     2. Paragraph 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.	Omnibus Account.

     The parties agree that up to two omnibus accounts, each held in the name of the Nominee, may be maintained for those Plan assets directed for investment in the Funds (“Account” or “Accounts"). One such omnibus account may be maintained in connection with Plans for which ING Life is providing various recordkeeping and other administrative services, and the other such omnibus account may be maintained in connection with Plans for which ING Institutional is providing various recordkeeping and other administrative services. Alternatively, one Account may be maintained in connection with Plans for which both ING Life and ING Institutional shall provide such recordkeeping and administrative services. ING Life or ING Institutional, as service agents for the Plans, shall facilitate purchase and sale transactions with respect to the Account in accordance with the Agreement.

     3. Paragraphs 5 and 6 of the Agreement are hereby deleted in their entirety and replaced with the following:

     5. Servicing Fees: The provision of shareholder and administrative services to the Plans shall be the responsibility of ING Financial, ING Life, ING Institutional, or the Nominee and shall not be the responsibility of Distributor. The Nominee will be recognized as the sole shareholder of Fund shares purchased under this Agreement. It is further recognized that there will be a substantial savings in administrative expense and recordkeeping expenses by virtue of having one shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay or cause to be paid an annual fee as specified in Schedule B (attached), based on the average net assets invested in the Funds through ING Life’s or ING Institutional’s arrangements with Plans in each calendar quarter. Within thirty (30) days after the end of each calendar quarter Distributor shall provide ING Life or ING Institutional with a statement showing the aggregate value of ING Life’s or ING Institutional’s accounts for the preceding quarter and include therewith a payment to ING Life or ING Institutional for the compensation due ING Life in accordance with this paragraph.

     6. 12b-1 Fees. To compensate ING Financial for its distribution of Fund Shares, Distributor shall make quarterly payments to ING Financial, as specified in Schedule B (attached), based on the average net assets invested in Fund shares through ING Life’s arrangements with Plans in each calendar quarter. Distributor will make such payments to ING Financial within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to ING Financial for the quarter and such other supporting data as may be reasonably requested by ING Financial.

4.	The following is added as Section 13(d) to the Agreement:
	(d)	Representations of ING Institutional. ING Institutional represents and warrants:
	(i)	that it (1) is a limited liability company organized under the laws of the State of Delaware, (2) is in good standing in that jurisdiction, (3) is in material compliance with all applicable federal and state laws, (4) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this

	Agreement,	and (5) has full authority to enter into this Agreement and carry out its
	obligations	pursuant to it terms; and

2

     (ii) that it is authorized under the Plans to (1) provide administrative services to the Plans and (2) facilitate transactions in the Fund through the Account.

5.	The following replaces Section 15(b) of the Agreement:

(b) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To ING Life/ING Financial/ING Institutional:

Michael Pignatella
Counsel
ING Americas Legal Services
One Orange Way, C1S
Windsor, CT 06095
Fax: 860-580-4934

To Distributor and Fund Agent:

American Century Investment Services, Inc.
4500 Main Street
Kansas City, MO 6411
Attention: General Counsel
Phone: 816-531-5575
Fax: 816-340-4964

Any notice, demand or other communication given in a manner prescribed in this
Subsection (b) shall be deemed to have been delivered on receipt.

	6.	Schedule B to the Agreement is hereby deleted and replaced by Schedule B, attached hereto.

	7.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

     8. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

3

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ING LIFE INSURANCE AND		AMERICAN CENTURY INVESTMENT
ANNUITY COMPANY		SERVICES, INC.

By:	/s/ Lisa S. Gilarde	By:	/s/ Cindy A. Johnson
Name:	Lisa S. Gilarde	Name:	Cindy A. Johnson
Title:	Vice President	Title:	Vice President

ING FINANCIAL ADVISERS, LLC		AMERICAN CENTURY SERVICES, LLC

By:	/s/ David A. Kelsey	By:	/s/ Janet A. Nash
Name:	David A. Kelsey	Name:	Janet A. Nash
Title:	Vice President	Title:	Vice President

ING INSTITUTIONAL PLAN SERVICES, LLC

By:	/s/ Michelle Sheiowitz attorney in fact
Name:	Michelle Sheiowitz
Title:	Vice President

4

Schedule B

FUNDS AVAILABLE AND FEES PAYABLE TO ING

Servicing Fees

Service fees are payable based upon the total fund expense ratio as follows:

Institutional Class Total Fund Expense Ratio 0 - 54 bps 55 bps and above Investor Class Total Fund Expense Ratio 0 - 74 bps 75 bps and above	Service Fee _ bps _ bps Service Fee _ bps _ bps

Adviser and Class A

All funds (@NAV): _ bps

Class R

All funds: _ bps

Specifically, Distributor agrees to pay the ING a servicing fee as provided in the following table:

Administrative
Services Fee Rate
Fund Name	Share Class	CUSIP	Symbol	(Basis Points)
American Century Balanced	Institutional	025083 73 4	ABINX
American Century Balanced	Investor	025083 74 2	TWBIX
American Century Capital Growth	A	025083 16 3	ACCGX
American Century Capital Growth	Institutional	02508H 30 3	APLIX
American Century Capital Growth	Investor	02508H 20 4	ACLIX
American Century Capital Growth	R	02508H 40 2	APWRX
American Century Capital Preservation	Investor	025081 80 3	CPFXX
American Century Capital Value	Advisor	025083 42 9	ACCVX
American Century Capital Value	Institutional	025083 41 1	ACPIX
American Century Capital Value	Investor	025083 39 5	ACTIX
American Century Core Plus	A	024932543	ACCQX

Administrative
Services Fee Rate
Fund Name	Share Class	CUSIP	Symbol	(Basis Points)
American Century Core Plus	Institutional	024932485	ACCUX
American Century Core Plus	Investor	024932493	ACCNX
American Century Core Plus	R	024932519	ACCPX
American Century Disciplined Growth	A	02507M 6 42	ADCVX
American Century Disciplined Growth	Institutional	02507M667	ADCIX
American Century Disciplined Growth	Investor	02507M 67 5	ADSIX
American Century Disciplined Growth	R	02507M 65 9	ADRRX
American Century Diversified Bond	A	024932 50 1	ADFAX
American Century Diversified Bond	Institutional	024932 60 0	ACBPX
American Century Diversified Bond	Investor	024932 40 2	ADFIX
American Century Diversified Bond	R	024932 71 7	ADVRX
American Century Emerging Markets	A	025086 85 1	AEMMX
American Century Emerging Markets	Institutional	025086 87 7	AMKIX
American Century Emerging Markets	Investor	025086 88 5	TWMIX
American Century Emerging Markets	R	025086489	AEMRX
American Century Equity Growth	A	02507M 70 9	BEQAX
American Century Equity Growth	Institutional	02507M808	AMEIX
American Century Equity Growth	Investor	02507M 60 0	BEQGX
American Century Equity Growth	R	02507M 76 6	AEYRX
American Century Equity Income	A	025076 40 7	TWEAX
American Century Equity Income	Institutional	025076 20 9	ACIIX
American Century Equity Income	Investor	025076 10 0	TWEIX
American Century Equity Income	R	025076 67 0	AEURX
American Century Equity Index	Institutional	025076829	ACQIX
American Century Equity Index	Investor	025076811	ACIVX
American Century Focused Growth	A	02508H675	AFGAX
American Century Focused Growth	Institutional	02508H634	AFGNX
American Century Focused Growth	Investor	02508H 10 5	AFSIX
American Century Focused Growth	R	02508H642	AFGRX
American Century Fundamental Equity	A	025083 13 0	AFDAX
American Century Fundamental Equity	Institutional	02508H 70 9	AFEIX
American Century Fundamental Equity	Investor	02508H 60 0	AFDIX
American Century Fundamental Equity	R	02508H 80 8	AFDRX
American Century Ginnie Mae	Advisor	025081 83 7	BGNAX
American Century Ginnie Mae	Institutional	025081787	AGMNX
American Century Ginnie Mae	Investor	025081 60 5	BGNMX
American Century Ginnie Mae	R	025081779	AGMWX
American Century Global Gold	A	02507M 20 4	ACGGX
American Century Global Gold	Institutional	02507M469	AGGNX
American Century Global Gold	Investor	02507M 10 5	BGEIX
American Century Global Gold	R	02507M477	AGGWX
American Century Global Growth	A	025086 82 8	AGGRX
American Century Global Growth	Institutional	025086 83 6	AGGIX

Administrative
Services Fee Rate
Fund Name	Share Class	CUSIP	Symbol	(Basis Points)
American Century Global Growth	Investor	025086 84 4	TWGGX
American Century Global Growth	R	025086 62 0	AGORX
American Century Government Agency Money Market	Investor	025081407	BGAXX
American Century Government Bond	Advisor	025081 86 0	ABTAX
American Century Government Bond	Investor	025081 30 8	CPTNX
American Century Growth	Advisor	025083 40 3	TCRAX
American Century Growth	Institutional	025083 20 5	TWGIX
American Century Growth	Investor	025083 10 6	TWCGX
American Century Growth	R	025083 18 9	AGWRX
American Century Heritage	A	025083 76 7	ATHAX
American Century Heritage	Institutional	025083 78 3	ATHIX
American Century Heritage	Investor	025083 79 1	TWHIX
American Century Heritage	R	02508H683	ATHWX
American Century High-Yield	A	024932 88 1	AHYVX
American Century High-Yield	Institutional	024932 78 2	ACYIX
American Century High-Yield	Investor	024932 80 8	ABHIX
American Century High-Yield	R	024932 69 1	AHYRX
American Century Income & Growth	A	02507M 40 2	AMADX
American Century Income & Growth	Institutional	02507M 50 1	AMGIX
American Century Income & Growth	Investor	02507M 30 3	BIGRX
American Century Income & Growth	R	02507M 78 2	AICRX
American Century Inflation Protection Bond	A	024932 75 8	APOAX
American Century Inflation Protection Bond	Institutional	024932 76 6	APISX
American Century Inflation Protection Bond	Investor	024932 77 4	APOIX
American Century Inflation Protection Bond	R	024932 72 5	APORX
American Century Inflation-Adjusted Bond	Advisor	025081 82 9	AIAVX
American Century Inflation-Adjusted Bond	Institutional	025081 79 5	AIANX
American Century Inflation-Adjusted Bond	Investor	025081 70 4	ACITX
American Century International Bond	A	025082 20 7	AIBDX
American Century International Bond	Institutional	025082 30 6	AIDIX
American Century International Bond	Investor	025082 10 8	BEGBX
American Century International Bond	R	025082603	AIBRX
American Century International Core Equity	A	02507M618	ACIQX
American Century International Core Equity	Institutional	02507M550	ACIUX
American Century International Core Equity	Investor	02507M568	ACIMX
American Century International Core Equity	R	02507M576	ACIRX
American Century International Discovery	Advisor	025086802	ACIDX
American Century International Discovery	Institutional	025086 60 4	TIDIX
American Century International Discovery	Investor	025086 50 5	TWEGX
American Century International Growth	A	025086 40 6	TWGAX
American Century International Growth	Institutional	025086 20 8	TGRIX
American Century International Growth	Investor	025086 10 9	TWIEX
American Century International Growth	R	025086 64 6	ATGRX

Administrative
Services Fee Rate
Fund Name	Share Class	CUSIP	Symbol	(Basis Points)
American Century International Opportunities	Institutional	025086737	ACIOX
American Century International Opportunities	Investor	025086745	AIOIX
American Century International Stock	Investor	025086 63 8	ASKIX
American Century International Value	A	025086 56 2	MEQAX
American Century International Value	Institutional	025086 57 0	ACVUX
American Century International Value	Investor	025086 58 8	ACEVX
American Century International Value	R	025086 53 9	ACVRX
American Century Large Company Value	A	025076 78 7	ALPAX
American Century Large Company Value	Institutional	025076 77 9	ALVSX
American Century Large Company Value	Investor	025076 79 5	ALVIX
American Century Large Company Value	R	025076 66 2	ALVRX
American Century Legacy Focused Large Cap	Advisor	02507H700	ACFDX
American Century Legacy Focused Large Cap	Institutional	02507H601	ACFSX
American Century Legacy Focused Large Cap	Investor	02507H502	ACFOX
American Century Legacy Focused Large Cap	R	02507H809	ACFCX
American Century Legacy Large Cap	Advisor	02507H304	ACGDX
American Century Legacy Large Cap	Institutional	02507H205	ACGHX
American Century Legacy Large Cap	Investor	02507H106	ACGOX
American Century Legacy Large Cap	R	02507H403	ACGEX
American Century Legacy Multi Cap	Advisor	02507H866	ACMFX
American Century Legacy Multi Cap	Institutional	02507H874	ACMHX
American Century Legacy Multi Cap	Investor	02507H882	ACMNX
American Century Legacy Multi Cap	R	02507H858	ACMEX
American Century Life Sciences	Investor	025086 81 0	ALSIX
American Century LIVEStrong 2015 Portfolio	Advisor	02507F 20 9	ARFAX
American Century LIVEStrong 2015 Portfolio	Institutional	02507F 30 8	ARNIX
American Century LIVEStrong 2015 Portfolio	Investor	02507F 10 0	ARFIX
American Century LIVEStrong 2015 Portfolio	R	02507F 40 7	ARFRX
American Century LIVEStrong 2020 Portfolio	Advisor	02507F662	ARBMX
American Century LIVEStrong 2020 Portfolio	Institutional	02507F688	ARBSX
American Century LIVEStrong 2020 Portfolio	Investor	02507F696	ARBVX
American Century LIVEStrong 2020 Portfolio	R	02507F670	ARBRX
American Century LIVEStrong 2025 Portfolio	Advisor	02507F 60 5	ARWAX
American Century LIVEStrong 2025 Portfolio	Institutional	02507F 70 4	ARWFX
American Century LIVEStrong 2025 Portfolio	Investor	02507F 50 6	ARWIX
American Century LIVEStrong 2025 Portfolio	R	02507F 80 3	ARWRX
American Century LIVEStrong 2030 Portfolio	Advisor	02507F621	ARCMX
American Century LIVEStrong 2030 Portfolio	Institutional	02507F647	ARCSX
American Century LIVEStrong 2030 Portfolio	Investor	02507F654	ARCVX
American Century LIVEStrong 2030 Portfolio	R	02507F639	ARCRX
American Century LIVEStrong 2035 Portfolio	Advisor	02507F 87 8	ARYAX
American Century LIVEStrong 2035 Portfolio	Institutional	02507F 86 0	ARLIX
American Century LIVEStrong 2035 Portfolio	Investor	02507F 88 6	ARYIX

Administrative
Services Fee Rate
Fund Name	Share Class	CUSIP	Symbol	(Basis Points)
American Century LIVEStrong 2035 Portfolio	R	02507F 85 2	ARYRX
American Century LIVEStrong 2040 Portfolio	Advisor	02507F571	ARDMX
American Century LIVEStrong 2040 Portfolio	Institutional	02507F597	ARDSX
American Century LIVEStrong 2040 Portfolio	Investor	02507F613	ARDVX
American Century LIVEStrong 2040 Portfolio	R	02507F589	ARDRX
American Century LIVEStrong 2045 Portfolio	Advisor	02507F 83 7	AROAX
American Century LIVEStrong 2045 Portfolio	Institutional	02507F 82 9	AOOIX
American Century LIVEStrong 2045 Portfolio	Investor	02507F 84 5	AROIX
American Century LIVEStrong 2045 Portfolio	R	02507F 81 1	ARORX
American Century LIVEStrong 2050 Portfolio	Advisor	02507F530	ARFMX
American Century LIVEStrong 2050 Portfolio	Institutional	02507F555	ARFSX
American Century LIVEStrong 2050 Portfolio	Investor	02507F563	ARFVX
American Century LIVEStrong 2050 Portfolio	R	02507F548	ARFWX
American Century LIVEStrong Income Portfolio	Advisor	02507F 78 7	ARTAX
American Century LIVEStrong Income Portfolio	Institutional	02507F 77 9	ATTIX
American Century LIVEStrong Income Portfolio	Investor	02507F 79 5	ARTOX
American Century LIVEStrong Income Portfolio	R	02507F 76 1	ARSRX
American Century Long Short Equity	A	02507M758	ALIAX
American Century Long Short Equity	Institutional	02507M683	ALISX
American Century Long Short Equity	Investor	02507M691	ALHIX
American Century Long Short Equity	R	02507M725	ALIRX
American Century Mid Cap Value	Advisor	025076 63 9	ACLAX
American Century Mid Cap Value	Institutional	025076 64 7	AVUAX
American Century Mid Cap Value	Investor	025076 65 4	ACMVX
American Century Mid Cap Value	R	025076 61 3	AMVRX
American Century New Opportunities	Investor	025083452	TWNOX
American Century New Opportunities II	A	025083 22 1	ANOAX
American Century New Opportunities II	Institutional	025083 32 0	ANONX
American Century New Opportunities II	Investor	025083 33 8	ANOIX
American Century New Opportunities II	R	02508H725	ANORX
American Century One Choice Portfolio: Aggressive	Investor	02507F720	AOGIX
American Century One Choice Portfolio: Conservative	Investor	02507F746	AOCIX
American Century One Choice Portfolio: Moderate	Investor	02507F738	AOMIX
American Century One Choice Portfolio: Very
Aggressive	Investor	02507F712	AOVIX
American Century One Choice Portfolio: Very
Conservative	Investor	02507F753	AONIX
American Century Premium Money Market	Investor	024932 70 9	TCRXX
American Century Prime Money Market	A	024932204	ACAXX
American Century Prime Money Market	Investor	024932 10 5	BPRXX
American Century Real Estate	Advisor	025076 86 0	AREEX
American Century Real Estate	Institutional	025076 87 8	REAIX
American Century Real Estate	Investor	025076 88 6	REACX

Administrative
Services Fee Rate
Fund Name	Share Class	CUSIP	Symbol	(Basis Points)
American Century Real Estate	R	025076548	AREWX
American Century Select	A	025083 80 9	TWCAX
American Century Select	Institutional	025083 60 1	TWSIX
American Century Select	Investor	025083 50 2	TWCIX
American Century Select	R	02508H 50 1	ASERX
American Century Short Duration Bond	A	024932477	ACSQX
American Century Short Duration Bond	Institutional	024932428	ACSUX
American Century Short Duration Bond	Investor	024932436	ACSNX
American Century Short Duration Bond	R	024932444	ACSPX
American Century Short-Term Government	Advisor	025081 84 5	TWAVX
American Century Short-Term Government	Investor	025081 50 6	TWUSX
American Century Small Cap Value	Advisor	025076 83 7	ACSCX
American Century Small Cap Value	Institutional	025076845	ACVIX
American Century Small Cap Value	Investor	025076 85 2	ASVIX
American Century Small Company	Advisor	02507M 82 4	ASQAX
American Century Small Company	Institutional	02507M832	ASCQX
American Century Small Company	Investor	02507M 84 0	ASQIX
American Century Small Company	R	02507M 77 4	ASCRX
American Century Strategic Allocation: Aggressive	A	025085 88 7	ACVAX
American Century Strategic Allocation: Aggressive	Institutional	025085 85 3	AAAIX
American Century Strategic Allocation: Aggressive	Investor	025085 70 5	TWSAX
American Century Strategic Allocation: Aggressive	R	025085 71 3	AAARX
American Century Strategic Allocation: Conservative	A	025085 30 9	ACCAX
American Century Strategic Allocation: Conservative	Institutional	025085 87 9	ACCIX
American Century Strategic Allocation: Conservative	Investor	025085 10 1	TWSCX
American Century Strategic Allocation: Conservative	R	025085 72 1	AACRX
American Century Strategic Allocation: Moderate	A	025085 60 6	ACOAX
American Century Strategic Allocation: Moderate	Institutional	025085 86 1	ASAMX
American Century Strategic Allocation: Moderate	Investor	025085 40 8	TWSMX
American Century Strategic Allocation: Moderate	R	025085 82 0	ASMRX
American Century Target Maturity 2010	Advisor	024935 88 4	ACTRX
American Century Target Maturity 2010	Investor	024935 30 6	BTTNX
American Century Target Maturity 2015	Advisor	024935 87 6	ACTTX
American Century Target Maturity 2015	Investor	024935 40 5	BTFTX
American Century Target Maturity 2020	Advisor	024935 86 8	ACTEX
American Century Target Maturity 2020	Investor	024935 50 4	BTTTX
American Century Target Maturity 2025	Advisor	024935 85 0	ACTVX
American Century Target Maturity 2025	Investor	024935 60 3	BTTRX
American Century Technology	Investor	025086 77 8	ATCIX
American Century Ultra	A	025083 85 8	TWUAX
American Century Ultra	Institutional	025083 87 4	TWUIX
American Century Ultra	Investor	025083 88 2	TWCUX
American Century Ultra	R	025083 17 1	AULRX

Administrative
Services Fee Rate
Fund Name	Share Class	CUSIP	Symbol	(Basis Points)
American Century Utilities	Investor	02507M 88 1	BULIX
American Century Value	A	025076 80 3	TWADX
American Century Value	Institutional	025076 60 5	AVLIX
American Century Value	Investor	025076 50 6	TWVLX
American Century Value	R	025076 62 1	AVURX
American Century Veedot	Institutional	025083346	AVDIX
American Century Veedot	Investor	025083 55 1	AMVIX
American Century Vista	Advisor	025083 81 7	TWVAX
American Century Vista	Institutional	025083 83 3	TWVIX
American Century Vista	Investor	025083841	TWCVX
American Century Vista	R	02508H 88 1	AVTRX

12b-1 Fees

Distributor agrees to pay the ING a 12b-1 fee as follows:

For all Class A and Advisor class shares: ___%.

For all Class R shares: ___%.